UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 12, 2019
__________________________________________
Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The	Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

Building D,	Xerox Technology Park
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, par value of €0.01	CMPR	NASDAQ	Global Select Market

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On an annual basis, the Board of Directors of Cimpress N.V. considers the members of senior management who should be designated "officers" of Cimpress within the meaning of Rule 16a-1(f) under the U.S. Securities Exchange Act of 1934 (the "Act") and "executive officers" of Cimpress within the meaning of Rule 3b-7 under the Act (collectively, "executive officers"). As part of this determination, the Board considers, among other things, which individuals perform policy-making functions for the registrant, as set forth in Rule 3b-7 under the Act. Based on these considerations, on November 12, 2019 the Board determined that the three individuals listed below are the sole executive officers of Cimpress and that Peter Kelly, Chief Executive Officer of National Pen, is no longer designated as a Cimpress executive officer:

•Robert Keane, Chief Executive Officer and Chairman of the Board
•Sean Quinn, Executive Vice President and Chief Financial Officer
•Maarten Wensveen, Executive Vice President and Chief Technology Officer

There have been no changes to Mr. Kelly's role or responsibilities. The Board made its determination that he is no longer an executive officer based solely on the definition of that term under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2019        Cimpress N.V.

By:	/s/ Matthew Walsh
Matthew Walsh
Vice President and General Counsel